CONSULTING AGREEMENT

THIS AGREEMENT is dated and effective on the 16th day of May, 2009.

BETWEEN:

DREAMFLY PRODUCTIONS CORP. (formerly, C.L.T.C. Ventures Corp.)
3131 McKinney Avenue, Suite 215 Dallas, Texas 75204

(the “Company”)

AND:

KEVIN MARKEY, 4814 Orchard Dr., Sachsa, Texas 75048

(the “Contractor”)

WHEREAS:

A.                    The Company desires to retain the Contractor as a director and Chief Financial Officer of the Company, and to provide services (the “Services”) in regards to the Company’s management and operations, and the Contractor has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

                          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1                    Appointment of Contractor. The Company hereby appoints the Contractor to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement. The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2                    Performance of Services. The Services hereunder have been and shall continue to be provided on the basis of the following terms and conditions:

(a)	the Contractor shall report directly to the Board of Directors of the Company; and

(b)

the Contractor shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably.

(c)	The contractor will further be bound by job duties specified in Attachment A.

1.3                    Authority of Contractor. The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.4                    Independent Contractor. In performing the Services, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement. The Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor or any of its agents shall not be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2
CONTRACTOR'S AGREEMENTS

2.1                    Regulatory Compliance. The Contractor agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws and the policies of the United States Securities and Exchange Commission.

2.2                    Prohibition Against Insider Trading. The Contractor hereby acknowledges that the Contractor is aware, and further agrees that the Contractor will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

ARTICLE 3
COMPANY'S AGREEMENTS

3.1                    Remuneration. As compensation for the Services rendered, upon the Company receiving equity and/or debt financing for aggregate gross proceeds of not less than $250,000, the Contractor shall receive an annual management fee of $35,000 payable in equal monthly instalments and the Contractor shall receive the following restricted shares of common stock (the “Compensation Shares”) upon the milestones indicated being achieved:

(a)	1% of the Company’s issued and outstanding shares upon the closing of a financing for gross proceeds of an initial $250,000, and for any amounts in excess of this amount;

(b)	2% of the Company’s issued and outstanding shares upon the closing of a financing for gross proceeds of $750,000;

(c)	3% of the Company’s issued and outstanding shares upon the closing of a financing for gross proceeds of $1,250,000;

(d)	4% of the Company’s issued and outstanding shares upon the closing of a financing for gross proceeds of $1,500,000; and

3.2                    Up to a maximum of 5% of the Company’s issued and outstanding shares upon the closing of a financing for gross proceeds of $2,250,000 or more.

ARTICLE 4
DURATION, TERMINATION

4.1                    Effective Date. This Agreement shall become effective as of June 16, 2009 (the “Effective Date”), and shall continue until the Contractor ceases acting as a director or officer or is terminated pursuant to the terms of this Agreement.

4.2                    Termination. Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon delivery of written notice to the Contractor if the Contractor breaches any term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after written notice describing the breach in reasonable detail is delivered to the Contractor

ARTICLE 5
PRIVATE PLACEMENT OF COMPENSATION SHARES

5.1                    Acknowledgements of Contractor The Contractor acknowledges and agrees that:

(a)

the Contractor agrees and acknowledges that none of the Compensation Shares have been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state securities laws;

(b)

the Contractor has not acquired the Compensation Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Compensation Shares; provided, however, that the Contractor may sell or otherwise dispose of any of the Compensation Shares pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)

the Compensation Shares will be subject to a hold period from the date of issuance of the Compensation Shares unless such Compensation Shares are registered with the Securities and Exchange Commission (“SEC”); and

(d)	there are risks associated with an investment in the Compensation Shares.

5.2                    Representations, Warranties and Covenants of the Contractor. The Contractor hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the end of the expiry of the Term or early termination of this Agreement) that:

(a)	The Contractor is a U.S. Person and is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act;

(b)	the Contractor is not acquiring the Compensation Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(c)

the Contractor is acquiring the Compensation Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Compensation Shares in the United States or to U.S. Persons.

5.3                    Independent Legal Advice. The Contractor acknowledges that:

(a)	this Agreement was prepared by W.L. Macdonald Law Corporation for the Company;

(b)	W.L. Macdonald Law Corporation received instructions from the Company and does not represent the Contractor;

(c)	the Contractor has been requested to obtain his own independent legal advice on this Agreement prior to signing this Agreement;

(d)	the Contractor has been given adequate time to obtain independent legal advice;

(e)	by signing this Agreement, the Contractor confirms that he fully understands this Agreement; and

(f)	by signing this Agreement without first obtaining independent legal advice, the Contractor waives his right to obtain independent legal advice.

                          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

DREAMFLY PRODUCTIONS CORP.

Per:         /s/ Lisa Jenkins
               Lisa Jenkins, President

/s/ Kevin Markey
Kevin Markey

Consulting Agreement-Kevin W Markey              Attachment A

Contractor will perform duties of Director and Chief Financial Officer in accordance with direction from Dreamfly Productions Corporation Board of Directors. Dreamfly Productions Corporation is aware and acknowledges that contactor is employed full time and will make best efforts in performance of required contractor duties. In addition, Dreamfly Productions has engaged Avidiant consulting group to prepare all SEC filings and Dreamfly has engaged a bookkeeper to perform day to day accounting functions. Dreamfly has further agreed to purchase SEC approved software to initiate SEC filings and engage a paralegal to perform such filings. Although contractor will not perform these duties, contractor will review and approve work produced and assist and in other projects and duties as required.